UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	March 21, 2006

Ciena Corporation

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-21969	23-2725311

(Commission File Number)	(IRS Employer Identification No.)

1201 Winterson Road, Linthicum, MD	21090

(Address of Principal Executive Offices)	(Zip Code)
(410) 865-8500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 FR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 — COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
     On March 21, 2006, Ciena Corporation informed employees of its plans to close its Shrewsbury, New Jersey facility not later than April 29, 2006, the last day of Ciena’s second fiscal quarter of 2006. The consolidation of this facility is part of an ongoing effort by Ciena to align its workforce, facilities and operating costs with business opportunities. In recent fiscal quarters, these actions have focused on consolidating and restructuring Ciena’s research and development resources to reduce expense and improve efficiency. Ciena committed to the closure of this facility on March 20, 2006.
     The closure of this facility is expected to result in a headcount reduction of 62 employees, the majority of whom work in research and development. The number of employees affected by this headcount reduction will increase to the extent that any of the 27 additional employees offered relocation to another facility by Ciena do not accept such offer.
     Ciena expects to record restructuring charges ranging from approximately $3.8 million to $8.1 million associated with this action. All of these restructuring charges are expected to result in future cash expenditures by Ciena. Restructuring charges include severance, relocation and other employee costs ranging from approximately $2.9 million to $7.2 million, depending upon the number of employees that accept relocation offers. Restructuring charges associated with severance are expected to be paid and incurred primarily during the second fiscal quarter of 2006, and to a lesser extent in the third and fourth fiscal quarters of 2006. Any restructuring charges attributable to relocation are expected to be incurred over the remainder of fiscal 2006, depending upon, among other things, the number of employees accepting relocation offers and the timing and amount of any relocation payments to employees. Restructuring charges also include approximately $0.9 million in facilities costs, primarily associated with remaining lease payments for the facility. This charge is expected to be incurred during the second fiscal quarter of 2006 and the resulting cash expenditures will be incurred as the remaining lease obligations are paid during Ciena’s second and third fiscal quarters of 2006.
     This Current Report on Form 8-K contains forward-looking statements that are based upon management’s expectations and beliefs concerning future events affecting Ciena. Certain matters contained herein concerning anticipated costs and accounting charges related to restructuring activities and strategies to reduce operating expense and improve efficiency constitute forward-looking statements and are based upon management’s expectations and beliefs concerning future events affecting Ciena. There can be no assurance that these future events will occur as anticipated or that Ciena’s results will be as estimated. For a description of certain factors that could cause Ciena’s future results to differ materially from those expressed in any such forward-looking statements, see Part I, Item 1A of Ciena’s Annual Report on Form 10-K for the year ended October 31, 2005 entitled “Risk Factors.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ciena Corporation
Date: March 21, 2006	By:	/S/ Russell B. Stevenson, Jr.
Russell B. Stevenson, Jr.
Senior Vice President, General Counsel and Secretary